UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Strategic Hotels & Resorts, Inc.

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STRATEGIC TM
Hotels & Resorts
2014 ANNUAL LETTER TO SHAREHOLDERS

April 2015
Dear Shareholders,
We are very pleased to share our full year results for 2014, which, by any measure, was an exceptional year. We continued to successfully outperform at the hotel operating level, strategically grew our best-in-class portfolio, and accelerated the deleveraging of our balance sheet, reducing our leverage by over 2 times in the past 12 months alone. As a result of our disciplined execution on all fronts, our shareholders benefitted from a 58% increase in FFO per share and a 40% appreciation in our share price in 2014.
From an operations perspective, hotel level performance was outstanding. For the full year, RevPAR grew 6.3% and EBITDA margins expanded 160 basis points. Moreover, our industry leading asset management team continued to drive both top-line growth and bottom-line profitability at our properties by creating amenities and options that drive additional non-room spending. As a result, non-room revenue increased 8.6% and helped drive a 7.4% increase in Total RevPAR, while EBITDA per room climbed to $107. In all, 2014 Total RevPAR reached $420 and marks the first time this cycle that Total RevPAR growth exceeded RevPAR growth, reaffirming that our guests – particularly groups – have a strong propensity to spend.
Our resort business in particular outperformed in 2014, thanks, in part, to increases in group bookings and the higher spending that accompanies those group room nights. Given where we are in the recovery, we believe the ongoing dynamics for group business remain very attractive, with our 2015 group pace looking strong.
In addition to driving performance across our hotels, we were very successful in adding to our world-class portfolio. Given the favorable dynamics in Southern California and Scottsdale, we strategically reinvested in those markets in 2014 through the acquisition of the Four Seasons Scottsdale Resort at Troon North and the acquisition of the remaining interest in both the Fairmont Scottsdale Princess and the Hotel del Coronado in San Diego. In addition, in January 2015, we acquired the Montage Laguna Beach resort, arguably one of the finest resort properties in the United States. The price at which we were able to acquire these assets, coupled with the long-term growth prospects of each, is a testament to our disciplined acquisition strategy. With our portfolio now fully focused on North America, we will continue to seek opportunities in gateway urban markets and appealing resort destinations characterized by high barriers to entry, multiple demand drivers and multi-faceted revenue streams.
We are also very pleased with the continued strengthening of our balance sheet. In 2014, we completed roughly $2.5 billion in financial transactions, including refinancing $900 million of debt, raising $686 million of common equity, and redeeming all remaining series of preferred equity. Moreover, we recycled over $400 million of capital through the sale of our two remaining international assets. All told, this resulted in a reduction of our total leverage from nearly 7 times Net Debt to EBITDA to under 5 times (putting us within our targeted 3 to 5 times range), the further balancing of our maturity schedule, and the accumulation of significant liquidity.
Looking forward, we remain bullish on our business. Buoyed by the strength of our team, the soundness of our balance sheet, the irreplaceable nature of our portfolio and the limited competitive supply in our key markets, we have considerable confidence in our ongoing ability to drive meaningful value for our shareholders in 2015 and beyond. In closing, a special thank you to our outstanding team, who has repeatedly demonstrated why Strategic Hotels & Resorts and our unparalleled portfolio are simply without peer in the luxury and upper upscale hotel sector. And to our shareholders, we remain proud stewards of your investment, and will remain focused on delivering continued value to all of our shareholders. Thank you for your support.
Raymond L. “Rip” Gellein, Jr.
Chairman, President and Chief Executive Officer
Diane M. Morefield
EVP and Chief Financial Officer

KEY FACTS
Our hotels are operated by the world’s most admired hotel brands, including Fairmont®, Four Seasons®, Hyatt®, InterContinental®, JW Marriott®, KSL Resorts®, Loews®, Marriott®, Montage® Hotels & Resorts, Ritz-Carlton® and Westin®. Our 18 irreplaceable hotels and resorts are found in high-barrier-to-entry urban and resort markets, where there is very limited new competitive supply.
Our hotels offer the utmost in service, location, ambiance and amenities demanded by today’s discerning leisure and business traveler, including luxurious rooms, unique restaurants and cocktail bars, rejuvenating spas, easily accessible on-site business services and retail offerings, beautiful banquet facilities and productive convention concepts, among many other offerings. Our portfolio possesses strong overall real estate value and has a more diversified mix of room, food and beverage, and meeting revenue streams than our peers.
18 LUXURY HOTELS
& RESORTS
8,325
ROOMS
875K SQUARE FEET OF MULTI-PURPOSE MEETING & BANQUETING SPACE
Four Seasons Resort Fairmont Marriott Intercontinental JW Marriott ESSEX HOUSE NEW YORK Four Seasons Hotel Intercontinental Four Seasons Resort Fairmont Hotel Del Coronado HYATT REGENCY The Ritz-Carlton Montage LOEWS Four Seasons Hotel The Ritz-Carlton WESTIN HOTELS & RESORTS

FINANCIAL HIGHLIGHTS
2014 Full Year Results ($ in millions, except per share and operating metrics)
EARNINGS METRICS 2014 2013%
Net income (loss) attributable to common shareholders $320.4 $(13.2) N/A
Net income (loss) per diluted share $1.30 $(0.06) N/A
Comparable FFO $161.3 $89.5 80.2%
Comparable FFO per diluted share $0.68 $0.43 58.1%
Comparable EBITDA $249.0 $213.2 16.8%
SAME STORE UNITED STATES OPERATING METRICS 2014 2013%
ADR $300.00 $284.32 5.5%
Occupancy 75.4% 74.8% 0.6 pts
RevPAR $226.13 $212.73 6.3%
Total RevPAR $421.38 $392.40 7.4%
EBITDA Margins 25.1% 23.5% 160 bps
Key 2014 Balance Sheet Statistics
Net Debt/EBITDA 4.6 times
Net Debt/Total Enterprise Value 25.6%
Corporate Liquidity $425 million
2015 Guidance
OPERATING METRICS
REvPAR 5.0% - 7.0%
Total RevPAR 4.0% - 6.0%
EBITDA Margin expansion 50 - 100 basis points
EARNINGS METRICS
Comparable EBITDA $300M - $320M
Comparable FFO per diluted share $0.77 - $0.85
Industry Leading Shareholder Returns
150 145 140 135 130 125 120 115 110 105 100 95 90
BEE Peers(1) SNL Hotel REITs RMS DJIA S&P 500
40.0% 32.0% 30.5% 30.4% 13.7% 7.5%
Dec-13 Mar-14 May-14 Jul-14 Aug-14 Oct-14 Dec-14
Source: SNL Financial - 12/31/13 - 12/31/14
Note: DJIA (Dow Jones Industrial Average) reflects price performance (1) Includes DRH, LHO, PEB, SHO, and HST
All figures are as reported in the Company’s full year 2014 results. Operating metrics represent results from the Company’s Same Store United States portfolio. We refer to certain non-GAAP financial measures in this document, including “Comparable EBITDA” and “Comparable FFO.” A reconciliation of Comparable EBITDA and Comparable FFO to net income, the most directly comparable GAAP measure, is included in our most recent annual report on Form 10-K filed with the SEC on February 24, 2015 and in our current report on Form 8-K filed with the SEC on February 24, 2015.

NYSE: BEE
BOARD OF DIRECTORS
Raymond L. “Rip” Gellein, Jr.
Chairman, President and Chief Executive Officer
Sheli Z. Rosenberg
Lead Independent Director
Robert P. Bowen
Director
James A. Jeffs
Director
David W. Johnson
Director
Richard D. Kincaid
Director
Sir David M.C. Michels
Director
William Prezant
Director
Eugene F. Reilly
Director
ANALYST COVERAGE
Bank of America Merrill Lynch
Shaun Kelley
Credit Suisse
Ian Weissman
Deutsche Bank North America
Chris Woronka
Evercore ISI
Richard Hightower
Green Street Advisors
Lukas Hartwich
JMP Securities
Robert LaFleur
J.P. Morgan Securities
Brian Mullan
MLV & Co
Ryan Meliker
Raymond James & Associates
William Crow
RBC Capital Markets
Wes Golladay
Wells Fargo Securities, LLC
Jeffrey Donnelly
Strategic Hotels & Resorts Management Team

CORPORATE HEADQUARTERS:
200 West Madison Street, Suite 1700
Chicago, IL 60606
(312) 658-5000
INVESTOR CONTACT:
Jonathan P. Stanner
Senior Vice President,
Capital Markets, Acquisitions & Treasurer
(312) 658-5000
www.strategichotels.com
STRATEGIC TM
Hotels & Resorts
This document contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this document are forward-looking statements subject to certain risks and uncertainties. Forward-looking statements are not guarantees of future performance. Actual results could differ materially from the Company’s projections. Risks are discussed in the Company’s filings with the SEC, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this document, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.